Exhibit 10.3
LIMEADE, INC.
AMENDED 2016 STOCK PLAN
1.    Purposes of the Plan. The purposes of this Limeade, Inc. 2016 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations and interpretations promulgated thereunder. Stock Purchase Rights may also be granted under the Plan.
2.    Definitions. As used herein, the following definitions shall apply:
(a)    "Administrator" means the Board or its Committee appointed pursuant to Section 4 of the Plan.
(b)    "Affiliate" means an entity other than a Subsidiary (as defined below) which, together with the Company, is under common control of a third person or entity. For purposes of this Plan, any entity that is disregarded for U.S. federal income tax purposes and is wholly owned by the Company or a Subsidiary shall be treated as the Company or such Subsidiary, as applicable.
(c)    "Applicable Laws" means the legal requirements relating to the administration of stock option and restricted stock purchase plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.
(d)    "Board" means the Board of Directors of the Company.
(e)    "Cause" for termination of a Participant's Continuous Service Status will exist if the Participant is terminated by the Company for any of the following reasons: (i) dishonesty, gross negligence or willful misconduct by the Participant that materially and adversely affects (A) the business, affairs or reputation of the Company or (B) the Participant's ability to perform his duties for the Company, (ii) the conviction of the Participant of, or the entry of a pleading of guilty or nolo contendere by the Participant to, any crime involving any felony, (iii) fraud, embezzlement or theft against the Company, (iv) a material breach by the Participant of any agreement between the Participant and the Company or (v) the willful failure of the Participant to follow written directions from the Board or the officer to whom the Participant reports that are consistent with his or her duties. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company's ability to terminate a Participant's employment or consulting relationship at any time as provided in Section 5(d) below, and the term "Company" in this Section 2(e) will be interpreted to include any Subsidiary, Parent or Affiliate, as appropriate. Notwithstanding anything contained herein to the contrary, should there be a conflict between the definition of Cause set forth above and the terms and provisions related to termination for cause in any other written agreement between Participant and Company, including, without limitation, an

Option Agreement, Restricted Stock Purchase Agreement or employment agreement, the terms and provisions of such other agreement or agreements with respect to termination for cause shall prevail.
(f)    "Change of Control" means (1) the sale, lease, exclusive license, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company's assets, or (2) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.
(g)    "Code" means the Internal Revenue Code of 1986, as amended.
(h)    "Committee" means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 below.
(i)    "Common Stock" means the Common Stock of the Company.
(j)    "Company" means Limeade, Inc., a Washington corporation.
(k)    "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.
(1)    "Continuous Service Status" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries, Affiliates or their respective successors. A change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status.
(m)    "Director" means a member of the Board.
(n)    "Employee" means any person employed by the Company or any Parent, Subsidiary or Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.
(o)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(p)    "Fair Market Value" means, as of any date, the fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the closing price for the Shares as reported in the Wall Street Journal for the applicable date.
(q)    "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.
(r)    "Listed Security" means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority.
(s)    "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.
(t)    "Option" means a stock option granted pursuant to the Plan.
(u)    "Option Agreement" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.
(v)    "Option Exchange Program" means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.
(w)    "Optioned Stock" means the Common Stock subject to an Option.
(x)    "Optionee" means an Employee or Consultant who receives an Option.
(y)    "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.
(z)    "Participant" means any holder of one or more Options or Stock Purchase Rights, or the Shares issuable or issued upon exercise of such awards, under the Plan.
(aa)    "Plan" means this 2016 Stock Plan.
(bb) "Reporting Person" means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.
(cc) "Restricted Stock" means Shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

(dd) "Restricted Stock Purchase Agreement" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Stock Purchase Right granted under the Plan and includes any documents attached to such agreement.
(ee) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.
(ff) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(gg) "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.
(hh) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 below.
(ii)    "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.
(jj) "Ten Percent Holder" means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.
(kk) "Voting Agreement" means that certain Amended and Restated Voting Agreement, among the Company and its shareholders, as may be amended from time to time.
3.    Stock Subiect to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 2,355,179 Shares of Common Stock; provided, that, the Company shall not issue Shares under the Plan in excess of 1,720,179 unless there are expired or cancelled awards under the Company's 2006 Amended and Restated Stock Plan, and then only to the extent of and in an equivalent amount of Shares underlying such expired or cancelled awards. The Shares may be authorized, but unissued, or reacquired Common Stock. The shares that may be issuable under Incentive Stock Options shall be limited to the above maximum number of shares reserved under the Plan. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right\\ which the Company may have shall be available for future grant under the Plan.
4.    Administration of the Plan.
(a)    General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the Plan.

(b)    Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions. The Committee shall in all events conform to any requirements of the Applicable Laws.
(c)    Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
(i)    to determine the Fair Market Value of the Common Stock, in accordance with Section 2(p) of the Plan; provided that such determination shall be applied consistently with respect to Participants under the Plan;
(ii)    to select the Employees and Consultants to whom Plan awards may from time to time be granted;
(iii)    to determine whether and to what extent Plan awards are granted;
(iv)    to determine the number of Shares of Common Stock to be covered by each award granted;
(v)    to approve the form(s) of agreement(s) used under the Plan;
(vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant's transitioning from full- to part-time service (or vice versa), and any restriction or limitation regarding any Option, Optioned Stock, Stock Purchase Right or Restricted Stock, based in each case on such factors as the Administrator, in its sole discretion, shall determine; provided, however, that if the terms and conditions of an award provide for vesting other than as set forth in Section 8, the Administrator must obtain the approval of the Series C Director (as defined in the Voting Agreement);
(vii)    to determine whether and under what circumstances an Option may be settled in cash under Section 10(c) instead of Common Stock;
(viii)    to implement an Option Exchange Program on such terms and conditions as the Administrator in its discretion deems appropriate, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

(ix)    to adjust the vesting of an Option held by an Employee or Consultant as a result of a change in the terms or conditions under which such person is providing services to the Company;
(x)    to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on all Participants; and
(xi)    in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Stock Purchase Rights to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.
5.    Eligibility.
(a)    Recipients of Grants. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.
(b)    Type of Option. Each Option shall be designated in the applicable Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.
(c)    ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.
(d)    No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant's right or the Company's right to terminate the employment or consulting relationship at any time for any reason.
6.    Term of Plan. The Plan shall become effective upon its adoption by the Board. The Plan shall continue in effect for a term of ten (10) years from February_, 2016, unless sooner terminated under Section 16 of the Plan.
7.    Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.    Vesting of Options. Unless otherwise determined by the Administrator in accordance with Section 4(c)(vi), Options under the Plan shall vest as follows: (a) 25% of the total number of Options granted shall vest on the first anniversary of the date of grant thereof (the "Initial Vesting Date"), and (b) the remaining Options shall vest 1136th on each monthly anniversary of the Initial Vesting Date, until fully vested.
9.    Option Exercise Price and Consideration.
(a)    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:
(i)    In the case of an Incentive Stock Option
(A)    granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or
(B)    granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(ii)    In the case of a Nonstatutory Stock Option, the per share Exercise Price shall be no less than 100% of the Fair Market Value.
(b)    Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) subject to any requirements of the Applicable Laws, delivery of Optionee's promissory note with stated interest at an arm's length interest rate and such security and redemption provisions as the Administrator determines to be appropriate; (4) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Optionee for more than six months on the date of surrender (or such other period as may be required to avoid the Company's incurring an adverse accounting charge); (5) if, as of the date of exercise of an Option the Company then is permitting employees to engage in a "same-day sale" cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes; or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

10.    Exercise of Option.
(a)    General.
(i)    Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.
(ii)    Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant's returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.
(iii)    Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.
(iv)    Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan, provided that the Administrator may, in its sole discretion, refuse to accept any form of consideration at the time of any Option exercise.
Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(v)    Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.
(b)    Termination of Employment or Consulting Relationship. Except as otherwise set forth in this Section 10(b), the Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee's Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. Unless the Administrator otherwise provides in the Option Agreement, to the extent that the Optionee is not vested in Optioned Stock at the date of termination of his or her Continuous Service Status, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement or the time periods set forth in Section 7.
Subject to Section 22, the following provisions (1) shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee's Continuous Service Status, and (2) establish the minimum post termination exercise periods that may be set forth in an Option Agreement:
(i)    Termination other than Upon Disability or Death or for Cause. In the event of termination of Optionee's Continuous Service Status other than under the circumstances set forth in subsections (ii) through (iv) below, such Optionee may exercise an Option for 90 days following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination. No termination shall be deemed to occur and this Section 10(b)(i) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.
(ii)    Disability of Optionee. In the event of termination of an Optionee's Continuous Service Status as a result of his or her disability (including a disability within the meaning of Section 22(e)(3) of the Code), such Optionee may exercise an Option at any time within twelve months following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.
(iii)    Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within thirty days following termination of Optionee's Continuous Service Status, the Option may be exercised by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve months following the date of death, but only to the extent the Optionee was vested in the Optioned Stock as of the date of death or, if earlier, the date the Optionee's Continuous Service Status terminated.
(iv)    Termination for Cause. In the event of termination of an Optionee's Continuous Service Status for Cause, any Option (including any exercisable portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee's Continuous Service Status. If an Optionee's employment or consulting relationship with the Company is suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee's rights under any Option likewise shall be suspended during the investigation period and the Optionee shall have no right to exercise any Option. This Section l0(b)(iv) shall apply with equal effect to any Shares acquired upon exercise of an Option granted on any date on which the Common Stock is not a Listed Security to a person other than an officer, Director or Consultant, in that the Company shall have the right to repurchase such Shares from the Participant upon the following terms: (A) the repurchase is made within 90 days of termination of the Participant's Continuous Service Status for Cause at the Fair Market Value of the Shares as of the date of termination, (B) consideration for the repurchase consists of cash or cancellation of purchase money indebtedness, and (C) the repurchase right terminates upon the effective date of the Company's initial public offering of its Common Stock. With respect to any Shares issued upon exercise of an Option granted to any officer, Director or Consultant, the Company's right to repurchase such Shares upon termination of the Participant's Continuous Service Status for Cause shall be made at the Participant's original cost for the Shares and shall be effected pursuant to such terms and conditions, and at such time, as the Administrator shall determine. Nothing in this Section 10(b)(iv) shall in any way limit the Company's right to purchase unvested Shares issued upon exercise of an Option as set forth in the applicable Option Agreement.
(c)    Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.
11.    Stock Purchase Rights.
(a)    Rights to Purchase. When the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which may be more or less than the Fair Market Value, including a nominal price, in the Administrator's sole discretion), and the time within which such person must accept such offer. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Restricted Stock Purchase Agreement.
(b)    Repurchase Option.
(i)    General. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's Continuous Service Status with the Company for any reason (including death or disability). Subject to any requirements of the Applicable Laws, the terms of the Company's repurchase option (including without limitation the price at which, and the consideration for which, it may be exercised, and the vesting schedule and/or events upon which it shall lapse) shall be as determined by the Administrator in its sole discretion and reflected in the Restricted Stock Purchase Agreement.
(ii)    Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the lapsing of Company repurchase rights shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, such lapsing shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant's returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given "vesting" credit with respect to Shares purchased pursuant to the Restricted Stock Purchase Agreement to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.
(iii)    Termination for Cause. In the event of termination of a Participant's Continuous Service Status for Cause, the Company shall have the right to repurchase from the Participant any Shares issued upon exercise of a Stock Purchase Right at the Participant's original cost for the Shares. Such repurchase shall be effected pursuant to such terms and conditions, and at such time, as the Administrator shall determine. Nothing in this Section ll(b)(iii) shall in any way limit the Company's right to purchase unvested Shares as set forth in the applicable Restricted Stock Purchase Agreement.
(c)    Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not materially inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.
(d)    Rights as a Shareholder. Once a Participant purchases Stock through the exercise of a Stock Purchase Right, the purchaser shall have the rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.
12.    Taxes.
(a)    As a condition of the grant, vesting or exercise of an Option or Stock Purchase Right granted under the Plan, the Participant (or in the case of the Participant's death, the person exercising the Option or Stock Purchase Right) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the Option or Stock Purchase Right or the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. If the Administrator allows the withholding or surrender of Shares to satisfy a Participant's tax withholding obligations under this Section 12 (whether pursuant to Sections 12(c), (d) or (e), or otherwise), the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.
(b)    In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Purchase Right.
(c)    This Section 12(c) shall apply only after the date, if any, upon which the Common Stock becomes a Listed Security. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or

Stock Purchase Right that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 12, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the "Tax Date").
(d)    If permitted by the Administrator, in its discretion, a Participant may elect to satisfy his or her tax withholding obligations upon exercise of an Option or Stock Purchase Right by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.
(e)    Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 12(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 12(d) above must be made on or prior to the applicable Tax Date.
(f)    In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.
13.    Non-Transferability of Options and Stock Purchase Rights.
(a)    General. Except as set forth in this Section 13, Options, Stock Purchase Rights, and any unvested Shares acquired in connection with the exercise of an Option or Stock Purchase Right (including any of the economic consequences of ownership of the Options, Stock Purchase Rights and any unvested Shares acquired in connection with the exercise of an Option or Stock Purchase Right) may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option or Stock Purchase Right may be exercised, during the lifetime of the holder of an Option or Stock Purchase Right, only by such holder or a transferee permitted by this Section 13.
(b)    Limited Transferability Rights. Notwithstanding anything else in this Section 13, the Administrator may in its discretion grant Nonstatutory Stock Options or Stock Purchase Rights that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to "Immediate Family Members" (as defined below) of the Optionee. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.

14.    Adiustments Upon Changes in Capitalization, Merger or Certain Other Transactions.
(a)    Changes in Capitalization. Subject to any action required under Applicable Laws by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding award and the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an award, as well as the price per Share of Common Stock covered by each such outstanding award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an award.
(b)    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Option and Stock Purchase Right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.
(c)    Change of Control. This Section 14(c) shall apply to Options and Stock Purchase Rights in the event of a Change of Control unless otherwise provided in the applicable Option Agreement or Restricted Stock Purchase Agreement or any other written agreement between the Company or any Subsidiary, Parent or Affiliate and the Participant, or unless otherwise expressly provided by the Administrator at the time of grant. In the event of a Change of Control, the Administrator may, in its sole discretion (and contingent upon the closing or completion of the Change of Control), take one or more of the following actions with respect to any Options and Stock Purchase Rights:
(i)    arrange for the successor corporation or a parent or subsidiary of such successor corporation (the "Successor Corporation") to assume or continue the vested or unvested portion of any outstanding Options or Stock Purchase Rights or to substitute an equivalent option or right by the Successor Corporation;
(ii)    arrange for assignment to the Successor Corporation of any reacquisition or repurchase rights held by the Company with respect to Shares issued pursuant to such Options or Stock Purchase Rights;
(iii)    accelerate the vesting of an Option or Stock Purchase Right (and the time at which such award may be exercised) to a date prior to the effective time of such Change of Control as the Administrator shall determine (or, if the Administrator elects to accelerate the vesting but does not set an effective date, to the date that is five (5) days prior to the effective date of the Change of Control), with such awards terminating in full if not exercised at or prior to the effective time of the Change of Control;

(iv)    allow the lapse of any reacquisition or repurchase rights held by the Company with respect to such Options or Stock Purchase Rights;
(v)    cancel or arrange for the cancellation of any Options or Stock Purchase Rights without the payment of any consideration; provided that the Participant shall be notified, during a period of not less than five (5) days prior to the effective date of the Change of Control, of such treatment and given an opportunity to exercise (including contingent upon the closing of the Change of Control) those Options or Stock Purchase Rights that are vested or, if applicable, will become vested and exercisable prior to or as of the effective date of the Change of Control, unless (A) a shorter period is required to permit a timely closing of the transaction, and (B) such shorter period still offers the Participant a reasonable opportunity to exercise the award;
(vi)    make a payment in cancellation of any Options or Stock Purchase Rights in an amount equal to the excess, if any, of (A) the value of the Shares (or other property) that the Participant would have received upon exercise of the award, over (B) the exercise price payable by the Participant in connection with such award (the "Spread"). Such payment may be made, at the election of the Administrator in its sole discretion, in the form of cash, cash equivalents, securities of the Successor Corporation or other securities having a value equal to the Spread; provided, however, if the consideration received by the Company or its shareholders in the Change of Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the payment of the Spread in accordance with this Section 14(c)(vi) to be solely common stock of the Successor Corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement relating to such Change of Control may be applied to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares;
(vii)    terminate all Options that are not vested and all Stock Purchase Rights that remain subject to a Company repurchase right as of the effective time of the Change of Control.
(d)    Certain Distributions. In the event of any distribution to the Company's shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.
15.    Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

16.    Amendment and Termination of the Plan.
(a)    Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 14) shall be made that would materially and adversely affect the rights of any Optionee or holder of Stock Purchase Rights under any outstanding grant, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.
(b)    Effect of Amendment or Termination. Except as to amendments which the Administrator has the authority under the Plan to make unilaterally, no amendment or termination of the Plan shall materially and adversely affect Options or Stock Purchase Rights already granted, unless mutually agreed otherwise between the Optionee or holder of the Stock Purchase Rights and the Administrator, which agreement must be in writing and signed by the Optionee or holder and the Company.
17.    Conditions Upon Issuance of Shares.
(a)    Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising the award to (i) represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by Applicable Laws; (ii) acknowledge that Shares are subject to restrictions set forth in the Company's amended and restated articles of incorporation or bylaws, as in effect and as amended from time to time; and (iii) become a party to certain agreements between the Company and its other shareholders, including but not limited to the Voting Agreement, containing provisions that require the holders of Shares to (A) sell their Shares on the same terms and conditions as the other shareholders of the Company in the event of a merger, consolidation or sale of stock or assets of the Company, (B) grant a proxy to the Board or a designee thereof to vote the Shares in favor of the proposed sale transaction, and (C) grant a power of attorney to the Board to follow through on the execution of any related documents. Shares issued upon exercise of awards granted prior to the date on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Option Agreement or Restricted Stock Purchase Agreement.
(b)    As a condition to the receipt of Shares under the Plan, each holder thereof shall also agree that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to any Company public offerings (the Company's initial public offering, the "IPO") and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days in the case of the IPO or 90 days in the case of any secondary offering that occurs within six months of the IPO) or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 18 days prior to or after the date that is one hundred 180 days after the effective date of the registration statement relating to such IPO or 90 days in the case of any secondary offering that occurs within six months of the IPO (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company held immediately prior to the effectiveness of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities of the Company or other securities, in cash or otherwise. The foregoing provisions shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the IPO are intended third party beneficiaries of this provision and shall have the right, power and authority to enforce the provisions hereof as though a party hereto. Participants further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this provision or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company or the Participant (and transferees and assignees thereof) until the end of such restricted period.
18.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
19.    Agreements. Options and Stock Purchase Rights shall be evidenced by Option Agreements and Restricted Stock Purchase Agreements, respectively, in such form(s) as the Administrator shall from time to time approve.
20.    Shareholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.
21.    Information and Documents to Optionees and Purchasers. Prior to the date, if any, upon which the Common Stock becomes a Listed Security and if required by the Applicable Laws, the Company shall provide financial statements at least annually to each Optionee and to each individual who acquired Shares pursuant to the Plan, during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. The Company shall not be required to provide such information if the issuance of Options or Stock Purchase Rights under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.
22.    Awards Granted to California Residents. Options or Stock Purchase Rights granted under the Plan on any date on which the Common Stock in not a Listed Security to persons resident in California and whose grant is issued in reliance on Section 25102(o) of the California Corporate Securities Law of 1968 shall be subject to the provisions set forth in Attachment A hereto.

To the extent the provisions of the Plan, or any applicable Option Agreement or Restricted Stock Purchase Agreement, conflict with the provisions set forth on Attachment A, the provisions on Attachment A shall govern the terms of such Options or Stock Purchase Rights, as the case may be.
[End of Plan]
Company Confirmation
This Limeade, Inc. Stock Plan was adopted by the Company's Board of Directors on March 16, 2016, amended by the Company's Board of Directors on June                    !2_, 2016, and approved by the shareholders of the Company on           June            30, 2016.

Signature:
Name:	Henry Albrecht
Title:	President and Chief Executive Officer

Date:	J u ne	30, 2016

ATTACHMENT A
Provisions Applicable to Participants Resident in California
Prior to the date, if ever, on which the Common Stock becomes a Listed Security and/or the Company is subject to the reporting requirements of the Exchange Act, the terms set forth herein shall apply to Options and Stock Purchase Rights issued to Participants that are residents of the State of California (each, a "California Participant"). All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan.
(i)    Termination of Continuous Service Status. The following rules shall apply to any Option in the event of termination of the Participant's Continuous Service Status:
(a)    If such termination was for reasons other than death, "disability" (as defined below), or Cause, the Participant shall have at least thirty (30) days after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date, provided that in no event shall the Option be exercisable after the expiration of the Option term as set forth in the Option Agreement.
(b)    If such termination was due to death or disability, the Participant shall have at least six (6) months after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date, provided that in no event shall the Option be exercisable after the expiration of the Option term as set forth in the Option Agreement.
For the purposes of this Attachment A, "Disability" shall mean the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant's position with the Company or any Parent or Subsidiary because of the sickness or injury of the Participant.
(ii)    Financial Information. The Company shall furnish summary financial information (audited or unaudited) of the Company's financial condition and results of operations, consistent with the requirements of the Applicable Laws, at least annually to each California Participant during the period such Participant has one or more Options or Stock Purchase Rights outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Participant owns such Shares. The Company shall not be required to provide such information if (i) the issuance is limited to key employees whose duties in connection with the Company assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the Securities Act of 1933, as amended; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a "family member" as that term is defined in Rule 701.

Second Amendment to 2016 Stock Plan
and
Certificate of Secretary
The undersigned, the duly elected and qualified secretary of Limeade, Inc., a Washington corporation (the “Company”), certifies as follows:
1.    By unanimous written consent effective March 8, 2019, the Board of Directors subsequently approved, an amendment to Section 3 of the Company’s Amended 2016 Stock Plan as follows:
Delete the existing first sentence of Section 3 in its entirety and replace with the following:
3.    Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 3,455,179 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. The shares that may be issuable under Incentive Stock Options shall be limited to the above maximum number of shares reserved under the Plan. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall be available for future grant under the Plan.
2.    By written consent in lieu of special meeting of the shareholders effective March 14, 2019, the shareholders of the Company approved the foregoing amendment.
IN WITNESS WHEREOF, this Second Amendment to the 2016 Stock Plan is executed as of the date first set forth above.

/s/ Henry Albrecht
Henry Albrecht
Secretary